                                                                    EXHIBIT 99.5

                                                          Warrant No. 12092002-4

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                             STOCK PURCHASE WARRANT

                           For the Purchase of 250,000
                     Shares of Common Stock, $.001 Par Value
                                       of
                                   AMDL, INC.
                             A Delaware Corporation

         THIS CERTIFIES THAT, for value received, Delta Asset Holding Corp. (the "Holder"), as registered owner of this Stock Purchase Warrant ("Warrant"), is entitled to at any time or from time to time after the Issue Date (as defined below) and after fulfillment of the Exercise Condition (as defined below) and before 5:00 P.M., Pacific Time, on the Expiration Date (as defined below) but not thereafter, to subscribe for, purchase and receive 250,000 fully paid and nonassessable shares of the common stock, $.001 par value (the "Common Stock"), of AMDL, INC., a Delaware corporation (the "Company"), at a price equal to $1.00 per share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment by cashier's check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified below, the rights granted by this Warrant shall be adjusted as therein specified. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Time, on the Expiration Date (as defined below), this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         This Warrant is being delivered to Holder in connection with that certain Investment Banking Agreement, dated December 9, 2002 (the "Investment Banking Agreement"), between the Company and Holder. The Holder, in its capacity as consultant under the Investment Banking Agreement, may herein be referred to as "Consultant." The term "Issue Date" shall mean December 9, 2002. The term "Expiration Date" shall mean the earlier of (a) April 30, 2003, or (b) the termination of the Investment Banking Agreement; provided, however, that if the Investment Banking Agreement has been terminated for any reason and the Exercise Condition has been met by Consultant, the Expiration Date shall be extended to April 30, 2003. The term "Exercise Condition" shall mean if, and only if, the closing price of the Company's Common Stock, as quoted on the AMEX, is equal to or greater than One Dollar and Seventy Cents ($1.70) for a period of three (3) consecutive trading days during a period after the Issue Date and before the Expiration Date that is separate and distinct from any other three day period used to fulfill an "Exercise Condition" set forth in any other warrant, of even date herewith, issued to the Holder in connection with, and as provided for by the terms of, the Investment Banking Agreement.

         In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

         In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

         This Warrant is subject to the following terms and conditions:

         1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time after the Issue Date and after fulfillment of the Exercise Condition until 5:00 p.m., Pacific Time, on the Expiration Date, by presentation and surrender hereof to the Company, with the Exercise Form annexed hereto duly executed and accompanied by payment by cashier's check or wire transfer of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

         2. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         3.       Adjustment in Number of Shares.

                  (a) Adjustment for Reclassifications. In case at any time or from time to time after the Issue Date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock-split, spinoff, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary's capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the Issue Date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the Issue Date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period.

                  (b) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         4. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         5. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

         6. Restrictions on Transfer. The Holder of this Warrant, by acceptance thereof, agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act of 1933 (the "Act"), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such Holder agrees that the Company may issue instructions to its transfer agent to place, or may itself place, a "stop order" on transfers with respect to the Warrant and Common Stock and that the certificates evidencing the Warrant and Common Stock which will be delivered to such Holder by the Company shall bear substantially the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE

                  OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Each Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Stock will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

         7. Registration Rights. The Company covenants and agrees as follows:

                  (a)      Definitions. For purposes of this Section 7:

                           (i)      "Form S-3" means such form under the 1933
Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (ii)     "1933 Act" means the Securities Act of 1933,
as amended.

                           (iii)    "register,"  "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (iv)     "Registrable Securities"  means (i) the
Common Stock issuable upon exercise of this Warrant, and (ii) any other shares of Common Stock of the Company issuable upon exercise of warrants, of even date herewith, issued to the Holder in connection with and as provided for by the terms of the Investment Banking Agreement (the "Related Warrants").

                           (v)      "SEC" means the Securities and Exchange
Commission.

                  (a)      S-3 Registration.

                           (i)      The Company shall prepare and, not later
than January 15, 2003, file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities) pursuant to Rule 415 under the Securities Act covering the registration of all of the Registrable Securities. The Company shall thereafter use its best efforts to cause to be declared effective under the Securities Act such registration statement as soon as possible thereafter.

                           (ii)     The Company shall use its best efforts to
keep the registration statement continuously effective at all times in order to permit the prospectus forming part thereof to be used by the Holder of the Registrable Securities, in connection with offers and sales thereof, for a period lasting until the earlier of (i) 120 days following the latest "Expiration Date" under this Warrant or any of the Related Warrants evidencing the Registrable Securities, as the term "Expiration Date" may herein or therein be defined, or (ii) such time as all of the Registrable Securities have been sold in open market transactions pursuant to the registration statement or pursuant to Rule 144 under the Securities Act; provided, however, that in no event shall the Company be obligated to keep the registration statement continuously effective later than April 30, 2003 (the "Registration Period").

                           (iii)    Notwithstanding the foregoing, the
Company may suspend the effectiveness and use of the registration statement for a period not to exceed forty-five (45) days during the Registration Period if the Company determines that the Company is required to disclose any material corporate development which could reasonably be expected to have a material effect on the Company or for other valid business reasons (not including avoidance of the Company's obligations hereunder) including the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice form the Company of a suspension period, such Holder shall forthwith discontinue disposition of such Registratable Securities covered by such registration statement or prospectus until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed.

         8.       Expenses and Procedures of Registration.

                  (a) Expenses of Registration. All registration expenses (exclusive of underwriting discounts and commissions) shall be borne by the Company. Each Holder of Registrable Securities shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Registrable Securities sold by such Holder.

                  (b) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to
Section 7 hereof, the Company will keep the Holders of Registrable Securities advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as the Holders or underwriters from time to time may reasonably request.

                  (c) Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request.

         9. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

         10. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

         11. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

         12. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 9th day of December, 2002.

                                  AMDL, INC.

                                  By:  /s/ Gary L. Dreher
                                       ---------------------------------
                                           Gary L. Dreher, President

Form to be used to exercise Warrant:

TO:      AMDL, INC.                                     Date: _______________

         The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______ shares of the Common Stock of the Company called for thereby, and hereby makes payment by cashier's check of $ ________ (at the rate of $______ per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in the name of:

_______________________________________________________________________________
                                     (Name)

_______________________________________________________________________________
                                    (Address)

_______________________________________________________________________________
                                (Taxpayer Number)

and if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the balance remaining of such Warrants to the undersigned at the address stated below.

                        Name of Holder: ________________________________________
                                                  (Please Print)

                        Signature: _____________________________________________

                                   _____________________________________________
                                                  (Address)

                                   _____________________________________________

                        Signature Guaranteed: __________________________________

         NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to transfer Warrant:

TO:      AMDL, INC.                                         Date: ______________

         For value received, ____________________________________________ hereby sells, assigns and transfers unto ______________________________________________
said Warrant Certificate together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the Secretary of AMDL, Inc. attorney, to transfer said Warrant Certificate on the books of the corporation, with full power of substitution in the premises.

                             Name of Holder:  __________________________________
                                                       (Please Print)
                             Signature: ________________________________________

                                        ________________________________________
                                                       (Address)

                                        ________________________________________

                             Signature Guaranteed:______________________________

NOTICE: The signature to the form to transfer must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.